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                                                                   EXHIBIT 10.17
                              TAX SHARING AGREEMENT

Agreement effective January 1, 1997 by and among ALLIED Group, Inc. ("Parent") and each of its undersigned subsidiaries.

WHEREAS, the parties hereto are members of an affiliated group ("Affiliated Group") as defined in Section 1504(a) of the Internal Revenue Code of 1986 as amended; and

WHEREAS, some of the parties hereto may be members of a unitary group ("Unitary Group") as defined by various state laws; and

WHEREAS, the parties hereto may elect or be required to file their federal income tax returns on a consolidated basis and file their various state income tax returns on a consolidated, unitary or separate basis and desire to properly account for the economic consequences of this arrangement,

WHEREAS, it is the intent and desire of the parties hereto that a method be established for reimbursing the Parent for payment of tax liability, for compensating any party for use of its losses or tax credits, and to provide for the allocation and payment of any refund arising from a carryback of losses or tax credits from subsequent taxable years,

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

     1. Parent to Prepare and File Returns. A consolidated federal income tax return and consolidated, unitary, or separate state tax income tax returns shall be prepared and filed by the Parent for the taxable year ended
     December 31, 1997 and for each subsequent taxable period in respect of which this agreement is in effect. Each subsidiary shall execute and file such consent, elections, and other documents that may be required or appropriate for the proper filing of such returns.

     2. Federal Tax Allocation. For each taxable period, each member of the Affiliated Group shall compute its separate tax liability as if it had filed a separate tax return and shall pay such amount to the Parent. The separate return tax liability of each member shall be computed pursuant to the provision of Regulations Section 1.1502-33(d)(3) in a manner provided by Regulations Section 1.1502-33(d)(2)(ii) in conjunction with the method described in Regulations Section 1.1552-1(a)(2).

     3. State Tax Allocation.
     (a) Separate Returns.
          The Parent and each subsidiary shall be allocated its own separately computed state income tax liability from those states requiring tax to be computed on a separate return basis.


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     (b) Unitary Group and Affiliated Group Returns.
          The Unitary or Affiliated Group shall allocate to each member the total state income tax liability from those states requiring a consolidated or unitary return filing based on the following formula:

          [each members separate company state taxable income or loss before apportionment and net operating loss deduction] divided by [total sum of all members separate state taxable income or loss before apportionment and net operating loss deduction] multiplyed by [total affiliated or unitary state income tax on taxable income before net operating deduction and tax credits]

          All prior tax year carryover tax credits and tax benefits of net operating loss deductions shall be specifically allocated to those members based on the allocation used in the tax year in which the net operating loss or tax credit was originally created.

          All tax credits except prior tax year carryover credits shall be specifically allocated to the unitary members computed on a separate return basis.

          All tax credits and net operating losses carried forward from years prior to a member joining the Affiliated or Unitary Group shall be specially allocated to that member.


4. Payments. Each subsidiary shall pay to the Parent its allocation of quarterly estimated, final or amended return taxes payable to the Internal Revenue Service and any other state taxing authority within five days of receiving notice of such payment from the Parent.

5. Refund of Overpayment. If for any taxable period the separate return liability of each member of the Affiliated Group, including the Parent or Unitary Group, exceeds the consolidated or unitary tax liability for such period as a result of any excess losses or tax credits of one or more members, then the Parent shall pay to each such member its allocable portion of such excess amount within sixty days after the date of filing of the consolidated or unitary return for such period. The excess federal tax amount to be reimbursed to such member shall be computed in a manner consistent with the provisions of Regulation
Section 1.1502-33(d)(2)(ii). In utilization of this Regulation Section, the percentage referred to in Regulation Section 1.1502-33(d)(2)(ii)(b) shall be 100 percent.

6. Carryback or Forward of Unused Federal Loss or Tax Credit. If part of all of an unused loss or tax credit is allocated to a member of the Affiliated Group pursuant to Regulation Section 1.1502-79, and it is carried back or forward to a year in which such member filed a separate return or a consolidated return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carryover shall be retained by such member. Notwithstanding the above, the Parent shall determine whether an election shall be made not to carryback part or all of the consolidated net operating loss for any taxable year in accordance with Section 172(b)(3)(c) of the Internal Revenue Code of 1986 as amended.
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7. Adjustment of Taxable Period. If the consolidated or unitary tax liability is adjusted for any taxable period, whether by means of an amended return, claim for refund or after a tax audit by the Internal Revenue Service or respective states, the liability of each member shall be recomputed to give effect to such adjustments, and in the case of a refund, the Parent shall make payment to each member for its share of the refund, determined in the same manner as in paragraph (5) above, within thirty days after the refund is received by the Parent, and in the case of an increase in tax liability, each member shall pay to the parent its allocable share of such increased tax liability within five days after receiving notice of such liability from the Parent. In the event that the taxing authority levies upon a member's assets in excess of its adjusted portion of the consolidated tax liability, the member will be adequately indemnified by the other members.

8. Acquisition through Organization or Additional Corporation. If during a consolidated return period the Parent or any subsidiary acquires or organizes another corporation that is required to be included in the consolidated return, then such corporation shall join in and be bound by this agreement.

9. Term. This agreement shall apply to the taxable year ending December 31, 1997 and all subsequent taxable periods unless the Parent and the subsidiaries agree to terminate the agreement. Notwithstanding such termination, this agreement shall continue in effect with respect to any payment or refund for all taxable periods prior to termination.

10. Application to Successors in Interest. This agreement shall be binding upon and inure to the benefit of any successor, whether by statutory merger, acquisition of assets or otherwise, to any parties hereto, to the same extent as if the successor had been an original party to the agreement.

11. Arbitration. Any dispute arising out of or relating to this Tax Sharing Agreement("Agreement") or the breach thereof between Parent and any of the subsidiaries signatory hereto shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration may be initiated by any party to a dispute, giving notice to each other party two copies of such notice with the American Arbitration Association and by complying with other applicable provisions of the Association's Rules.

12. Modification of Agreement. No party has the authority to change any provisions of this Agreement or waive any of its provisions. No change in this Agreement shall be binding, unless first expressed in writing and signed by each party hereto.

13. Superseding Agreement. The parties hereto acknowledge that this agreement shall supersede all other agreements, oral or written, between the parties.

14. Exchange of Information. The parties hereto acknowledge that the exchange and flow of information is critical to the operation of this agreement. Having acknowledged this fact, the parties hereby agree to grant free and unrestricted access, at reasonable times, to those books and records necessary for the operation of this agreement.



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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized representatives.

 ALLIED Group, Inc.


By /s/ Jamie H. Shaffer         Date
  ---------------------------        --------------------------
       Jamie H. Shaffer
       Senior Vice President
       Treasurer
       Chief Financial Officer

       AMCO Insurance Company


By /s/ Randall J. Covey         Date
  ---------------------------        --------------------------
       Randall J. Covey
       Assistant Vice President


       ALLIED Property and Casualty
       Insurance Company


By /s/ Randall J. Covey         Date
  ---------------------------        --------------------------
       Randall J. Covey
       Assistant Vice President


       Depositors Insurance Company


By /s/ Randall J. Covey         Date
  ---------------------------        --------------------------
       Randall J. Covey
       Assistant Vice President


       Western Heritage Insurance Company


By /s/ Scott A.  Wilson         Date
  ---------------------------        --------------------------
       Scott A.  Wilson
       Treasurer/Assistant Secretary



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       ALLIED Group Mortgage Company


By /s/ Randall J. Covey         Date
  --------------------------         --------------------------
       Randall J. Covey
       Assistant Vice President


       ALLIED General Agency Company


By /s/ Randall J. Covey         Date
  --------------------------         ---------------------------
       Randall J. Covey
       Assistant Vice President


       ALLIED Group Information Systems, Inc.


By /s/ Randall J. Covey         Date
  --------------------------         ---------------------------
       Randall J. Covey
       Assistant Vice President


       The Freedom Group, Inc.


By /s/ Randall J. Covey         Date
  --------------------------         ---------------------------
       Randall J. Covey
       Assistant Vice President


       Midwest Printing Services, Ltd.


By /s/ Randall J. Covey         Date
  --------------------------         ---------------------------
       Randall J. Covey
       Assistant Vice President